Exhibit 10-1

SERIES D CONVERTIBLE PREFERRED STOCK
PURCHASE AGREEMENT

This SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is dated as of November __, 2009 by and among RemoteMDx, Inc., a Utah corporation (the “Company”), and each of the Purchasers of shares of the Series D Convertible Preferred Stock of the Company for cash (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE I
Purchase and Sale of Preferred Stock

Section 1.1                 Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser identified on the signature page hereof and such Purchaser shall purchase from the Company the number of shares (the “Preferred Shares”) of the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), at a purchase price of $500.00 per Preferred Share, convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth opposite Purchaser’s name on Exhibit A hereto. The designation, rights, preferences and other terms and provisions of the Series D Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock attached hereto as Exhibit B (the “Certificate of Designation”). The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), Section 4(2) of the Securities Act, or Regulation S of the Securities Act (“Regulation S”).

Section 1.2                 Purchase Price and Closings. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase the number of Preferred Shares set forth opposite Purchaser’s name on Exhibit A. Purchaser acknowledges that the sale of Preferred Shares to Purchaser is part of an offering of such securities and that there will be other purchasers of Preferred Shares in that offering, in each case pursuant to terms of this Agreement or agreements with terms and conditions substantially the same as this Agreement and provided that each such purchaser of Preferred Shares executes a signature page thereto and to each of the other Transaction Documents (as defined in Section 2.1(b) hereof) to which said purchasers are a party, and thereby agrees to be bound by and subject to the terms and conditions hereof and thereof.  The Company may accept or reject any subscription for Preferred Shares, including Purchaser’s.  The initial Closing under this Agreement (the “Initial Closing”) shall take place on or about December __, 2009, or as soon thereafter as the Company has identified purchasers (including Purchaser) to invest at least $2,600,000 in the Preferred Shares (excluding any Purchase Price paid by cancellation of Company debt) and all other conditions to closing have been satisfied or waived (the “Initial Closing Date”). Each subsequent Closing (each, a “Subsequent Closing”) shall take place upon the mutual agreement of the Company and the purchasers participating in such Subsequent Closing, but in no event later than sixty (60) days from the Initial Closing Date (each, a “Subsequent Closing Date”); provided, however, that the parties may mutually agree to extend the Subsequent Closing Date beyond the sixty-day period.  The maximum aggregate purchase price paid at all closings for purchases of the Preferred Shares (including by cancellation of Company debt) will be $30,000,000 (the aggregate of all such purchase prices paid at any Closing, the “Purchase Price”). Each Closing under this Agreement shall take place at the offices of Durham Jones & Pinegar, P.C., 111 East Broadway, Ninth Floor, Salt Lake City, Utah 84111 at 10:00 a.m., Mountain Time, or at such other time and place as may be mutually agreed upon. Subject to the terms and conditions of this Agreement, at each Closing the Company shall deliver or cause to be delivered to each purchaser participating in such Closing (x) a certificate for the number of Preferred Shares acquired by said purchaser and (y) any other documents required to be delivered pursuant to Article IV hereof. At each Closing, each purchaser shall cause its Purchase Price to be delivered by wire transfer to the Company, net of wire and bank fees. Wire instructions will be provided separately by the Company following receipt of this Agreement duly executed by Purchaser.

ARTICLE II
Representations and Warranties

Section 2.1                 Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date (except as set forth in the schedule of exceptions delivered by the Company to Purchaser at each Closing in which such Purchaser participates (the “Schedule of Exceptions”) with each numbered Schedule corresponding to the section number herein), as follows:

(a)            Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as set forth on Schedule 2.1(a), the Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect (as defined in Section 2.1(c) hereof).

(b)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 3.12), and the Certificate of Designation (collectively, the “Transaction Documents”) and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized. Except as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call relating to, or securities or rights convertible into, any shares of capital stock of the Company. The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (the “Articles”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise impair the ability of the Company to perform any of its obligations under this Agreement in any material respect; provided, however, that any adverse effect that that is caused primarily by conditions generally affecting the U.S. economy shall be deemed not to be a Material Adverse Effect.

(d)           Issuance of Shares. The Preferred Shares to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for and issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designation. When the Conversion Shares are paid for and issued in accordance with the terms of the Certificate of Designation, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)           No Conflicts. Except as set forth on Schedule 2.1(e) hereto, the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(f)           Subsidiaries. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.

(g)           No Material Adverse Change. Other than as disclosed in the Company’s Commission Documents, since June 30, 2009, neither the Company nor its subsidiaries have experienced or suffered any Material Adverse Effect.

 Section 2.2                Representations, Warranties and Covenants of the Purchasers. Purchaser hereby makes the following representations, warranties and covenants to the Company (with respect solely to itself and not with respect to any other purchaser), as of the date hereof, and as of each Closing Date in which such Purchaser is participating in a Closing:

(a)           Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power. Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Preferred Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, members, managers or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

(c)           No Conflicts. The execution, delivery and performance of this Agreement by Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser’s ability to perform its obligations hereunder). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Preferred Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Acquisition for Investment. Purchaser is acquiring the Preferred Shares in the ordinary course of its business and solely for its own account for the purpose of investment and not as a nominee or with a view to or for sale in connection with distribution. Purchaser does not have a present intention to sell the Preferred Shares in a manner that would violate the registration requirements of Federal and state securities laws, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Preferred Shares, nor will such Purchaser engage in any short sale that results in a disposition of any of the Preferred Shares by such Purchaser, except in compliance with any applicable state and Federal securities laws. Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and has carefully reviewed and considered all such information as it has deemed necessary or appropriate to conduct such Purchaser’s due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(e)           Status of Purchaser. Purchaser either (A) is an “accredited investor” within the meaning of the Commission’s Rule 501 of Regulation D, as presently in effect, or (B) (i) certifies that such Purchaser is not a “U.S. person” within the meaning of the Commission’s Rule 902 of Regulation S, as presently in effect, and that such Purchaser is not acquiring the Preferred Shares for the account or benefit of any such U.S. person, (ii) agrees to resell the Preferred Shares only in accordance with the provisions of such Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to the Preferred Shares unless in compliance with the Securities Act, (iii) agrees that any certificates for any securities issued to such Purchaser shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of such Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and that hedging transactions involving such Preferred Shares may not be conducted unless in compliance with the Securities Act, (iv) agrees that the Company is hereby required to refuse to register any transfer of any securities issued to such Purchaser not made in accordance with the provisions of such Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.

(f)            Opportunities for Additional Information. Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

(g)           No General Solicitation. Purchaser acknowledges that the Preferred Shares were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h)           Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)            General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

(j)            Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares. Each Purchaser understands that nothing in the Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Preferred Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares.

(k)           Risk of Loss; No Public Market. Purchaser understands that its investment in the Preferred Shares involves a significant degree of risk, including a risk of total loss of such Purchaser’s investment. Purchaser understands that there currently is no public market for the securities of the Company; that the purchase price for the Shares was established by negotiations between the Company and the Purchaser; and that no representation is being made as to the future value of any of the Company’s securities.

ARTICLE III
Covenants

The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees hereunder.

Section 3.1                 Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Preferred Shares and the Conversion Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares and the Conversion Shares to the Purchaser or subsequent holders.

Section 3.2                 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

Section 3.3                 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.4                 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any subsidiary to perform under any Transaction Document.

Section 3.5                 Reservation of Shares. So long as any of the Preferred Shares remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred ten percent (110%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

Section 3.6                 Disclosure of Transaction. The Company shall file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement and the Certificate of Designation) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days following the Closing Date, which Form 8-K shall be subject to prior review and comment by counsel for the Purchaser. “Trading Day” means any day during which the OTC Bulletin Board (or other quotation venue or principal exchange on which the Common Stock is traded) shall be open for trading.

Section 3.7                 Exchange Agreement. The Company shall enter into exchange agreements with certain holders of its debt who agree to convert such debt for the purchase of Preferred Shares under such agreements, substantially in the form attached hereto as Exhibit C (the “Exchange Agreement”) and shall issue its Series D Preferred Stock in exchange for conversion of such debt pursuant to the Exchange Agreements. A list of the debt holders who have agreed to convert their debt into Series D Preferred Stock is attached hereto as Exhibit D.

Section 3.8                 Registration and Listing. Unless the Company obtains written consent of Purchasers holding Preferred Stock representing more than fifty percent (50%) of all outstanding Preferred Shares and so long as a Purchaser beneficially owns any shares of the Preferred Stock, the Company shall (a) either (i) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, or (ii) continue to voluntarily file all reports required to be filed as if the Company were so registered, and in any event shall comply in all respects with its reporting and filing obligations under the Exchange Act, (b) comply with all requirements related to any registration statement filed pursuant to this Agreement, and (c) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time, to enable the Purchasers to sell the Common Stock of the Company issuable upon exercise or conversion of the Preferred Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, unless the Company obtains written consent of Purchasers holding Preferred Stock representing more than fifty percent (50%) of all outstanding Preferred Shares and so long as a Purchaser beneficially owns any shares of the Preferred Stock. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV
Conditions

Section 4.1                 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Preferred Shares to Purchaser is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Accuracy of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date applicable to such Purchaser as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Purchaser. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Delivery of Purchase Price. The Purchase Price for the Preferred Shares has been delivered to the Company.

(e)           Delivery of Transaction Documents. The Transaction Documents have been duly executed and delivered by the Purchasers to the Company.

Section 4.2                 Consent to Increase in Authorized Capital of the Company.  Purchaser hereby consents to the increase of the Company’s authorized capital, increasing to 600,000,000 shares the number of shares of Common Stock that the Company is authorized to issue under its Articles.  No further action or consent shall be required from Purchaser in connection with the Company’s execution and filing of an amendment to its Articles to effect this increase.

Section 4.2                 Conditions Precedent to the Obligation of the Purchaser to Purchase the Shares. The obligation hereunder of Purchaser to acquire and pay for the Preferred Shares is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for Purchaser’s sole benefit and may be waived by Purchaser at any time in its sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all respects as of the date when made and shall be true and correct in all material respects as of the Closing Date applicable to such Purchaser as though made at that time (except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date).

(b)           Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)           Certificate of Designation of Rights and Preferences. Prior to the Closing, the Certificate of Designation shall have been filed with the Secretary of State of Utah.

(f)            Certificates. The Company shall have executed and delivered to the Purchaser the certificate for the Preferred Shares being acquired by such Purchaser at the Closing (in each case, in such denominations as such Purchaser shall request).

ARTICLE V
Stock Certificate Legend

Section 5.1                 Legend. Each certificate representing the Preferred Shares, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

ARTICLE VI
Registration Rights

Section 6.1                 Piggyback Registration Rights. If at any time when there is not an effective Registration Statement covering the Conversion Shares, the Company shall determine to prepare and file with the Commission a registration statement (together with any registration statement required to be filed under Section 6.2, below, a “Registration Statement”) relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each holder of the Preferred Shares written notice of such determination and, if within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Company in such written notice as may be necessary for the Company to comply with its obligations with respect to the timing of the filing of such Registration Statement, any such holder shall so request in writing (which request shall specify the Conversion Shares intended to be disposed of by the Purchasers, if any), the Company will cause the registration under the Securities Act of all Conversion Shares which the Company has been so requested to register by the holder, to the extent required to permit the disposition of the Conversion Shares so to be registered; provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Conversion Shares in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Conversion Shares being registered pursuant to this Section 6.1 for the same period as the delay in registering such other securities. The Company shall include in such Registration Statement all or any part of such Conversion Shares such holder requests to be registered; provided, however, that the Company shall not be required to register any Conversion Shares pursuant to this Section 6.1 that are eligible for resale without limitations concerning the availability of current public information pursuant to Rule 144 of the Securities Act. In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Conversion Shares in such Registration Statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Conversion Shares would materially adversely affect the offering contemplated in such Registration Statement, and based on such determination recommends inclusion in such Registration Statement of fewer or none of the Conversion Shares of the holders, then (x) the number of Conversion Shares of the holders included in such Registration Statement shall be reduced pro-rata among such holders (based upon the number of Conversion Shares requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Conversion Shares, or (y) none of the Conversion Shares of the Holders shall be included in such Registration Statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Conversion Shares; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Conversion Shares intended to be offered by the holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

Section 6.2                 Demand Registration Rights. Upon demand by Purchaser, the Company shall include such Purchaser’s Conversion Shares in a Registration Statement prepared by the Company and filed with the Commission within thirty (30) days of such demand; provided, that no demand shall be made sooner than ninety (90) days of the Closing and the Purchaser shall be entitled to only one demand to register the resale of the Conversion Shares pursuant to this Section 6.2; provided, further, that the Company shall have first increased its authorized capital as provided in Section 3.5 hereof. The Registration Statement will be on an appropriate form (as the Company shall determine in its sole discretion) and will permit the Conversion Shares to be offered on a continuous basis. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act by the Commission as promptly as possible after the filing thereof. The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earliest of (a) the date on which substantially all of the Conversion Shares have been sold, (b) the date on which all Conversion Shares may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(b) of the Securities Act or (c) one year from the date the Registration Statement is declared effective by the Commission.  The Company’s obligations under this Section 6.2 shall be suspended if (a) the fulfillment of such obligations would require the Company to make a disclosure that would be detrimental to the Company, and the Company’s Board of Directors determines that it is in the best interests of the Company to defer such obligations or (b) the fulfillment of such obligations would require the Company to prepare financial statements not required to be prepared by the Company to comply with its obligations under the Exchange Act at the time the Registration Statement is proposed to be filed (the period during which either of the preceding conditions is in effect is referred to as a “Permitted Black-Out Period”). A Permitted Black-Out Period will end, as applicable, upon the making of the relevant disclosure by the Company (or, if earlier, when such disclosure would no longer be necessary or detrimental) or as soon as it would no longer be necessary to prepare such financial statements to comply with the Securities Act.

Section 6.3                 Expenses; Indemnification. The Company shall pay all costs and expenses incurred by the Company in connection with the preparation and filing of the Registration Statement, other than selling commissions and fees which shall be the sole responsibility of the Purchaser. The Company and Purchaser shall provide each other with customary indemnification rights in connection with a Registration Statement prepared and filed with the Commission pursuant to this Section 6.

Section 6.4                 Assignment of Registration Rights. The rights of each Purchaser hereunder, including the right to have the Company register for resale Conversion Shares in accordance with the terms of this Agreement, shall be automatically assignable by each Purchaser to any person who acquires all or a portion of the Preferred Shares if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws unless such securities are registered in a Registration Statement pursuant to Section 6.1 or Section 6.2 (in which case the Company shall be obligated to amend such Registration Statement to reflect such transfer or assignment) or are otherwise exempt from registration, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section 6.4, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement. In addition, each Purchaser shall have the right to assign its rights hereunder to any other person with the prior written consent of the Company, which consent shall not unreasonably be withheld. The rights to assignment shall apply to the Purchasers (and to subsequent) successors and assigns.

ARTICLE VII
Miscellaneous

Section 7.1                 Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 7.2                 Specific Enforcement, Consent to Jurisdiction.

(a)           The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the District of Utah and the courts of the State of Utah located in Salt Lake County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.3                 Entire Agreement; Amendment. This Agreement and the Transaction Documents collectively contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section 7.4                 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	150 West Civic Center Drive Suite 400 Sandy, Utah 84070 Attn: Chief Executive Officer

with copies to:	Durham Jones & Pinegar, P.C. 111 East Broadway, Ninth Floor Salt Lake City, Utah 84111 Attn: Kevin R. Pinegar

If to Purchaser:	At the address of Purchaser set forth on Exhibit A to this Agreement, with copies to Purchaser’s counsel as set forth on Exhibit A or as specified in writing by Purchaser.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5                 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6                 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

Section 7.8                 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9                 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10               Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closings hereunder for a period of one year following the last Closing Date.

Section 7.11               Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

Section 7.12               Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

REMOTEMDX, INC.

By:
David G. Derrick Chief Executive Officer

[Signature Page to Series D Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

PURCHASER

By:
Name:
Title:

[Signature Page to Series D Stock Purchase Agreement]

List of Exhibits

Exhibit A	Purchaser and Number of Shares Purchased
Exhibit B	Certificate of Designation
Exhibit C	Form of Exchange Agreement
Exhibit D	List of Converting Debt Holders

EXHIBIT A

Name and Address of Purchaser:	Number of Shares Purchased

Name and Address of Purchaser’s Counsel:

EXHIBIT B
FORM OF CERTIFICATE OF DESIGNATION

EXHIBIT C
FORM OF EXCHANGE AGREEMENT

EXHIBIT D
LIST OF CONVERTING DEBT HOLDERS